UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 7, 2019 (August 7, 2019)

 THIRD POINT REINSURANCE LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, $0.10 par value	TPRE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On August 7, 2019, Third Point Reinsurance Ltd. issued a press release reporting its financial results as of and for the second quarter ended June 30, 2019. A copy of the press release is furnished herewith as Exhibit 99.1. In addition, a copy of the Third Point Reinsurance Ltd. Financial Supplement as of and for the second quarter ended June 30, 2019 is furnished herewith as Exhibit 99.2.
The information hereunder is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, is not otherwise subject to the liabilities of that section and is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 7, 2019, Third Point Reinsurance Ltd. (the “Company”) announced that the Board has concluded its review and consideration of the Company's leadership and has affirmed Daniel Malloy as Chief Executive Officer of the Company and has been appointed to the Company’s Board of Directors, effective immediately, as a Class II director with a term ending in 2021. Mr. Malloy has been appointed to serve on the Board’s Executive Committee.
In connection to Mr. Malloy’s appointment to the Company’s Board of Directors, there have been no further amendments to Mr. Malloy’s Employment Agreement, as amended on May 10, 2019. There are no arrangements or understandings between Mr. Malloy and the Company (or any of its subsidiaries) pursuant to which Mr. Malloy was appointed as a director of the Company.
On August 7, 2019, the Company also announced the appointment of Siddhartha (Sid) Sankaran, 42, to the Company’s Board of Directors, effective August 8, 2019, as a Class III director with a term ending in 2022. Mr. Sankaran is currently Chief Financial Officer of Oscar Health (since February 2019). He previously served as Chief Financial Officer of American International Group, Inc. ("AIG") from February 2016 until December 2018. Prior to that, he spent five years as AIG’s Chief Risk Officer. Before joining AIG, Mr. Sankaran was a partner in the finance and risk practice at Oliver Wyman Financial Services. As a member of the Board of Directors, Mr. Sankaran brings a diverse set of skills and breadth of knowledge to the Board.
Mr. Sankaran has been appointed to serve on the Board’s Investment and Finance Committee, Risk and Compliance Committee and Audit Committee. He will serve as Chairman of the Risk and Compliance Committee, effective August 8, 2019. Mr. Sankaran is independent of management and free from any material relationship with the Company and its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company and its subsidiaries) that would interfere with the exercise of his independent judgement as a member of the Board or preclude him from serving as a member of the Audit Committee.
The Company expects Mr. Sankaran to enter into the Company’s standard Director Service Agreement, a form of which is filed as Exhibit 10.8.1 to our annual report on Form 10-K for the year ending December 31, 2013. There are no arrangements or understandings between Mr. Sankaran and the Company (or any of its subsidiaries) pursuant to which Mr. Sankaran was appointed as a director of the Company.
In connection with the appointments of Mr. Malloy and Mr. Sankaran to the Company’s Board, the Company issued a press release on August 7, 2019. A copy of the press release is furnished herewith as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Earnings Press Release dated August 7, 2019.
99.2	Financial Supplement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2019	/s/ Christopher S. Coleman
	Name:	Christopher S. Coleman
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings Press Release dated August 7, 2019.
99.2	Financial Supplement.